Exhibit 10.4


                                    AGREEMENT


     THIS AGREEMENT, dated as of November 22, 1995 (the "Agreement"), is by and between Covenant Bank for Savings, a New Jersey savings bank (the "Company"), and Richard A. Hocker (the "Employee").


                                   BACKGROUND

     The  Company   considers  it  essential  to  the  best   interests  of  its
stockholders to foster the continuous employment of the Employee. In this connection, the Board of Directors of the Company (the "Board") recognizes that, in the future, the possibility of a termination of the employment of the Employee may exist and that such possibility, and the uncertainty and questions which it might raise, may result in the departure or distraction of the Employee to the detriment of the Company and its stockholders.

     The Board has determined that appropriate steps should be taken to enforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility in the future of an employment termination.

     In order to induce Employee to remain in the employ of the Company, the Company agrees that Employee shall receive the severance benefits set forth in this Agreement in the event Employee's employment with the Company is terminated under the circumstances described below.

     NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and promises hereafter set forth, the parties hereby agree as follows:



     I. Term of Agreement. This Agreement shall commence on the date hereof (the "Effective Date"), and shall continue in effect until such time as the Employee's employment shall have terminated and all obligations hereunder shall have been satisfied.

     1. Change in Control.

          (a) For purposes of this Agreement, a "Change in Control" shall have occurred if any of the following events shall occur:

               (i) the Company is merged, consolidated or reorganized into or with another corporation or other legal person in any transaction or series of related transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding voting


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          securities of the surviving  entity or person  immediately  after such transaction or series of related transactions are held in the aggregate by persons or entities who were holders of voting securities of the Company immediately prior to such transaction;

               (ii) the Company sells all or substantially all of its assets to any other corporation or other legal person in any sale or series of related sales (other than a transaction to which only the Company and one or more of its subsidiaries are parties); or

               (iii) any person, corporation or group of associated persons acting in concert within the meaning of Section 13(d)(3) or 4(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries, becomes a direct or indirect beneficial owner of shares of stock of the Company (within the meaning of Rule 13d-3 promulgated under the Exchange Act) representing an aggregate of more than 50% of the votes then entitled to be cast at an election of directors of the Company.

          (b) For purposes of this Agreement, a "Potential Change in Control of the Company" shall be deemed to have occurred if:

               (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

               (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

               (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

     2. Termination Events.

          (a) General.  Employee  shall be entitled to the benefits  provided in
     Section  4  hereof  upon   termination   of  employment  in  the  following
     circumstances:

               (i) if none of the events described in Section 2 constituting a Change in Control of the Company shall have occurred within two years prior to the Date of Termination (as defined below), Employee shall be entitled to the benefits provided in Section 4 unless such termination is (A) because of Employee's death, (B) by the Company for Cause (as defined below), or (C) by Employee other than for Good Reason (as defined below)



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               (ii) if any of the events  described in Section 2  constituting a
          Change in Control of the Company shall have occurred and the Date of Termination is prior to the second anniversary of the date such Change in Control of the Company occurred, Employee shall be entitled to the benefits provided in Section 4 unless such termination is because of Employee's death.

          (b) Cause. Termination by the Company of Employee's employment for "Cause" shall mean termination: (a) upon the commission by Employee of a willful unlawful act, such as embezzlement, against the Company which is intended to enrich the Employee at the expense of the Company or upon Employee's conviction of a felony; or (b) in the event of willful, gross neglect or willful, gross misconduct, resulting in either case in material harm to the Company. For purposes of this Subsection, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

          (c) Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Employee's express written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected prior to the Date of Termination (as defined below) specified in the Notice of Termination (as defined below) given in respect thereof:

               (i) a reduction by the Company in Employee's annual base salary or employee benefits as in effect immediately prior to such reduction;

               (ii) the Company's requiring Employee to be based at a Company office more than twenty (20) miles from the Company's offices at which Employee is principally employed immediately prior to the date hereof except for required travel on the Company's business to an extent substantially consistent with Employee's present business travel obligations;

               (iii) a material reduction in Employee's position, duties or responsibilities as in effect immediately prior to such reduction;

               (iv) the failure of the Company to obtain the agreement to assume and to perform this Agreement by any successor as contemplated in
          Section 5 hereof; or

               (v) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection 3(d) hereof, which purported termination shall not be effective for purposes of this Agreement.

     Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.



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          (d) Notice of  Termination.  Any purported  termination  of Employee's employment by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section
     6. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and, if
     applicable,   shall  set  forth  in   reasonable   detail   the  facts  and
     circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

          (e) Date of Termination, Etc. "Date of Termination" shall mean the date specified in the Notice of Termination (which in the case of a termination by the Company, other than termination based on death, shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination by Employee, shall not be less than thirty (30) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if the Notice of Termination is not properly given, prior to the Date of Termination (as determined without regard to an extension of such Date of Termination as described in this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a final and binding arbitration award or by a court of competent jurisdiction; and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any dispute, the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue to allow Employee to participate in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by Employee as the result of employment by another employer.

     3. Compensation Upon Termination.

          (a) In the event that Employee is entitled to benefits hereunder upon termination pursuant to Section 3(a) hereof, Employee shall be entitled to the benefits provided below:

               (i) the Company shall pay to Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which Employee is entitled under any compensation plan


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          of the Company, in each case without giving effect to any reduction in salary or benefits  which  would  constitute  Good Reason  pursuant to
          Section 3(c)(i) hereof, at the time such payments are due;

               (ii) the Company shall pay to Employee, at the time specified in Subsection 4(b), a lump sum severance payment equal to two times Employee's annual rate of base salary in effect at the time Notice of Termination is given (without giving effect to any reduction in salary which would constitute Good Reason pursuant to Section 3(c)(i) hereof);

               (iii) the Company shall provide continued uninterrupted health care coverage to Employee substantially comparable to (and no less beneficial to Employee than) that in effect at the time Notice of Termination is given (without giving effect to any reduction in benefits which would constitute Good Reason pursuant to Section 3(c)(i) hereof), for a period of two years following such Date of Termination; and

               (iv) vesting and exercisability of all options granted to Employee under the Company's Incentive Stock Option Plan prior to the date hereof, and all such options granted hereafter which shall specifically indicate in such grant that they are subject to this provision (collectively, "Covered Options") shall be accelerated to the fullest extent possible; provided, however, that in the event that any such Covered Options do not become immediately fully vested and exercisable then such Covered Options shall be canceled and in exchange therefor the Company shall pay to Employee, at the time specified in Subsection 4(b), an amount equal to the difference (the "Spread") between the exercise price for such Covered Options and the Fair Market Value of the underlying shares of Common Stock as of the Date of Termination; provided, further, however, that in the event that a Change in Control or Potential Change in Control has occurred and such Change in Control would otherwise be accounted for under the "pooling of interests" method of accounting, and if such cash payment would prevent such pooling treatment, then in lieu of such cash payment Employee shall receive consideration in the same form as holders of Common Stock receive in such Change in Control, which consideration shall have a Fair Market Value equal to the Spread. For purposes hereof, "Fair Market Value" of any security shall mean the closing price of such security on the trading day immediately prior to the date of determination; provided, however, that in the event that a Change in Control or Potential Change in Control has occurred as of the Date of Termination, the Fair Market Value of the Company's Common Stock shall be not less than the amount paid to holders of such Common Stock in such Change in Control.

          (b) The payments provided for in Subsection 4(a) shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of


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     such payments and shall pay the remainder of such payments  (together  with interest at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code (the "Code")) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Employee payable on the fifth day after demand therefor by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

          (c) Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Employee to the Company, or otherwise.

          (d) Notwithstanding any provision of this Agreement to the contrary, the aggregate present value of all "payments in the nature of compensation" (within the meaning of Section 280G of the Code) provided to Employee in connection with a Change in Control of the Company or the termination of Employee's employment shall be one dollar less than the amount that is fully deductible by the Company under Section 280G of the Code and, to the extent necessary, payments and benefits under this Agreement shall be reduced in order that this limitation not be exceeded. It is the intention of this Subsection 4(d) to avoid excise taxes on Employee under Section 4999 of the Code or the disallowance of a deduction in the Company pursuant to Section 280G of the Code. Notwithstanding the foregoing, this Section shall not apply in the event of termination of employment within two years following a Change in Control if such termination is by the Company without Cause or by Employee for Good Reason.

     4. Successors; Binding Agreement.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company could be required to perform this Agreement if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms to which Employee would be entitled hereunder if Employee terminated his employment for Good Reason following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of


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     Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by
     Employee   and  his   personal   or   legal   representatives,   executors,
     administrators, successors, heirs, distributees, devisees and legatees.

          (c) All benefits to be paid hereunder shall be in addition to any disability, workers' compensation, or other Company benefit plan distribution, unpaid vacation or other unpaid benefits that Employee has at the Date of Termination.

     5. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the following addresses:




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         To the Company:

                  Covenant Bank for Savings
                  18 Kings Highway West
                  Haddonfield, NJ  08033
                  Attn:  President

         To the Employee:

                  Richard A. Hocker
                  107 East Cottage Avenue
                  Haddonfield, NJ  08033

     All notices to the Company shall also be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     6. Governing Law. The validity, interpretation, construction and performance of this agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflict of laws of such state.

     7. No  Right  to  Continued  Employment.  This  Agreement  does not give to
Employee any right to continued employment, and does not give to Employee any rights or remedies based on termination of employment except as expressly set forth herein.

     8. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. All references to sections of the Exchange Act and the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

     9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of enforceability of any other provision of this Agreement which shall remain in full force and effect.

     10.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.


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     11. Prior Agreements. Any and all agreements relating to the subject matter hereof previously entered into between the Company and Employee are hereby mutually terminated and canceled, and each of the parties mutually releases and discharges the other from any and all obligations and liabilities whatsoever existing under it by reason of any such agreements, it being the intention of the Company and Employee that this Agreement shall supersede and be in place of any and all prior agreements or understandings between them.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



EMPLOYEE:                                      COVENANT BANK FOR SAVINGS



/s/ Richard A. Hocker                          /s/ Charles E. Sessa, Jr.
------------------------                       ------------------------------
RICHARD A. HOCKER                              By: Charles E. Sessa, Jr.
                                               Title: President